Exhibit 10.14

                              EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is entered into by Eagle Broadband, Inc. ("Company") and David Micek ("Employee"), to be effective as of November 15, 2004 (the "Effective Date").

                                   WITNESSETH:

     WHEREAS, Employee will become employed by Company on the Effective Date;
and

     WHEREAS, the Company desires to employ Employee from and after the Effective Date pursuant to the terms and conditions and for the consideration set forth in this Agreement, and Employee desires to be employed by Company pursuant to such terms and conditions and for such consideration.

     NOW, THEREFORE, for and in consideration of the mutual promises, covenants, and obligations contained herein, the Company and Employee agree as follows:

                       ARTICLE 1: EMPLOYMENT AND DUTIES:

     1.1 The Company agrees to employ Employee, and Employee agrees to be employed by the Company, beginning as of the Effective Date and continuing until the date of termination of Employee's employment ("Termination Date") or the expiration of this Agreement by its terms at the end of the Term and any renewals thereof ("Expiration Date"), subject to the terms and conditions of this Agreement. The "Employment Period," as used herein, shall mean the period commencing on the Effective Date, and ending on the earlier of the Termination Date or the Expiration Date. The "Term," as used herein, shall mean the four (4) -year period commencing on the Effective Date, and expiring at midnight of the day before the forth (4th) anniversary of the Effective Date.

     (a) At least thirty (30) days prior to the expiration of the Term (and each mutually agreed to extension thereof), the Chief Executive Officer ("CEO") of the Company shall notify the Employee, in writing pursuant to Section 5.1, of the CEO's desire to continue Employee's employment beyond the end of the Term (or any mutually agreed to extension thereof). If the CEO desires to retain the Employee, then the parties shall amend this agreement to extend the Employment Period for an additional two (2) -year period ("Extension Period"), and the Term (or any mutually agreed to extension thereof) shall be extended for an additional two (2) years, or a new employment agreement (on substantially the same terms as this Agreement) shall be negotiated, prepared, and put into effect prior to the end of the Term (or any mutually agreed to extension thereof); however if the parties cannot agree to the terms of a new agreement by the expiration of the Term (or any mutually agreed to extension thereof), then Employee's employment shall terminate at the end of the Term (or any mutually agreed to extension thereof), and shall be subject to Section 3.1(b).

     (b) For the avoidance of doubt it is the parties' understanding that if this Agreement is extended for an Extension Period or any subsequent Extension Period, at the end of any such Extension Period, the provisions of Section 1.1
(a) shall apply, and any reference in this Agreement to the Term shall include any mutually agreed extension thereof, whether or not expressly noted.

     1.2 Beginning as of the Effective Date and throughout the Term (and mutually agreed to extension thereof), Employee shall be employed as Chief Operating Officer of the Company. Employee shall report to the CEO. Employee agrees to serve in such position, and to perform diligently and to the best of Employee's abilities the duties and services pertaining to such positions as reasonably determined and assigned by the CEO, as well as such additional or different duties and services appropriate to such positions which the Employee from time to time may be directed to perform by the CEO.

     1.3 Employee shall at all times comply with and be subject to such policies and procedures as the Company may establish from time to time, including, without limitation, the Company's Employee Handbook and Code of Business Ethics.

     1.4 Employee shall, during the Employment Period, devote Employee's full business time, energy, and best efforts to the business and affairs of the Company. Employee may not engage, directly or indirectly, in any other business, investment, or activity that interferes with Employee's performance of Employee's duties hereunder, is contrary to the interest of the Company or any of its affiliated subsidiaries and divisions (collectively, "Eagle Broadband, Inc."), or requires any significant portion of Employee's business time. The foregoing notwithstanding, the parties recognize and agree that Employee may engage in passive personal investments and other business activities that do not conflict with the business and affairs of the Company or interfere with Employee's performance of his duties hereunder. Employee shall be eligible to serve on the Board of directors or committees thereof of entities other than Eagle Broadband, Inc. during Employee's employment by the Company, subject to the CEO's advance consideration and approval thereof. Employee shall be permitted to retain any compensation received for approved service on any unaffiliated corporation's Board of directors or committees thereof.

     1.5 Employee acknowledges and agrees that Employee owes a fiduciary duty of loyalty, fidelity, and allegiance to act at all times in the best interests of the Company and to do no act which would, directly or indirectly, injure any such entity's business, interests, or reputation. It is agreed that any direct or indirect interest in, connection with, or benefit from any outside activities, particularly commercial activities, which interest might in any way adversely affect the Company or involves a possible conflict of interest. In keeping with Employee's fiduciary duties to the Company, Employee agrees that during the Employment Period Employee shall not knowingly become involved in a conflict of interest with the Company, or upon discovery thereof, allow such a conflict to continue. Moreover, during the Employment Period Employee shall not engage in any activity which might involve a possible conflict of interest without first obtaining approval in accordance with this Agreement and the Company's policies and procedures.

                     ARTICLE 2: COMPENSATION AND BENEFITS:

     2.1 During the Employment Period, the Employee shall receive a base salary ("Base Salary") of One Hundred Ninety Thousand Dollars ($190,000) per annum, less all required deductions, including but not limited federal withholding, social security and other taxes, and payable bi-weekly on the Company's regular payroll schedule. During the Employment Period, the Base Salary may be reviewed periodically by the Chief Executive Officer (the "CEO"). Any increase in the Base Salary shall not serve to limit or reduce any other obligation to the Employee under this Agreement. During the Term (and each mutual extension thereof), the Base Salary shall not be reduced.

     2.2 In addition to the payment of Base Salary, the Company hereby grants to the Employee, as an incentive to maximize the potential of the Company, the following equity incentive:

     The Company shall issue non-qualified stock options (the "Stock Options") to purchase 500,000 shares of common stock from the Company. The Stock Options shall be exercisable at the current market price effective as of the date of this Agreement and shall vest monthly in equal increments over a thirty-six (36) month period starting with the date of this Agreement, unless there is a change of control in which case all such Stock Options shall vest. The Stock Option Agreement pertaining to the Stock Options shall contain a cashless conversion feature as well as standard anti-dilution provisions. The Stock Option Agreement shall also provide that the Stock Options are non-transferable and expire at the close of business on October 31, 2009.

The Stock Options issuable thereunder shall be registered under a Form S-8 immediately upon issuance of the Stock Options.

     2.3 During the Employment Period, the Employee shall be entitled to participate in incentive, savings, and retirement plans, and other standard benefit plans afforded to executive-level employees of the Company, including, without limitation, all medical, dental, disability, group life, accidental death, D&O indemnity, and travel accident insurance plans and programs of the Company, to the extent Employee is otherwise eligible under the terms and conditions of the applicable plan or policy, and as such plans or policies may be from time to time be amended, modified or terminated by the Company without prior notice. Dependents of Employee may participate in such plans to the extent allowed for other dependents of executive level Employees of the Company as allowed by the applicable plan. In the event that the Employee's transition to the Company's health insurance plan has not been completed by the Effective Date, the Company agrees to pay (or reimburse) the Employee's COBRA medical premiums until such time as such transition to the Company's health insurance plan is complete. This Agreement shall not be construed to limit in any respect the Company's right to establish, amend, modify, or terminate any benefit plan or policy. Furthermore, the Company shall not by reason of this Article 2 be obligated to institute, maintain, or refrain from changing, amending, or discontinuing, any incentive compensation, employee benefit, or stock or stock option program or plan, so long as such actions are similarly applicable to covered employees generally.

     2.4 During the Employment Period, the Company shall pay or reimburse Employee for all actual, reasonable, and customary expenses incurred by Employee in the course of his employment, including business-related travel expenses, subject to the terms of and Employee's compliance with the Company's Expense Policy, as amended from time to time, and any other applicable Company policies related to business expenses.

     2.5 During the Employment Period, the Employee shall be entitled to four weeks of vacation and sick days, fully paid, per calendar year.

     2.6 The Company may withhold from any compensation, benefits, or amounts payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

     2.7 The Company shall reimburse the Employee, upon submission of reasonably detailed receipts or other reasonable evidence of payment by Employee, all reasonable and necessary expenses incurred by Employee in connection with his relocation from his current residence to Houston, Texas, including, but not limited to transportation to and from Plano, Texas, hotel, meals and other approved and documented temporary living and commuting expenses for a three (3) month period commencing the effective date of this Agreement; provided, however, in the event that (a) Employee's employment terminates as a result of the circumstances described in Section 3.1(a)(iii) or (iv) within six (6) months from the date hereof, Employee shall be required to refund to the Company one hundred percent (100%) of the amount paid to him in connection with such relocation; or (b) Employee's employment terminates as a result of the circumstances described in Section 3.1(a)(iii) or (iv) during the period beginning on the date that is six (6) months and one (1) day from the date hereof and ending on the date that is twelve (12) months from the date hereof, Employee shall be required to refund to the Company fifty percent (50%) of the amount paid to him in connection with such relocation. The Company shall have the right to offset any amounts payable to Employee under this Section 2.6 against any amounts owed to it by the Employee. In the event that the amounts reimbursed by the Company under this Section 2.7 are deemed to constitute ordinary taxable income of the Employee for federal tax purposes for the 2004 calendar year, the Company shall pay to Employee on or before April 15, 2005 an amount equal to [35%] of the total amount reimbursed by the Company under this
Section 2.7.

                      ARTICLE 3: TERMINATION OF EMPLOYMENT
                        AND EFFECTS OF SUCH TERMINATION:

     3.1 (a) Employee's employment shall be terminated during the Employment Period by reason of the following circumstances:

          (i)  Death of Employee.

          (ii) Permanent Disability. "Permanent Disability" shall mean Employee's physical or mental incapacity to perform his usual duties, with such condition likely to remain continuously and permanently as determined by the CEO or Board of Directors. The decisions as to whether and as of what date Employee has become permanently disabled are delegated to the CEO or Board of Directors for determination, and any dispute of Employee with any such decision shall be limited to whether the CEO or Board of Directors reached such decision in good faith.

        (iii) Voluntary Termination. "Voluntary Termination" shall mean a termination of employment at the election of Employee. Employee will provide the Company with thirty (30) days advance notice of his intent to terminate his employment voluntarily. Employee shall continue to remain an employee of the Company through the thirty (30) -day notice period and will perform such duties, if any, assigned to him by the Company during the notice period. Notwithstanding the foregoing, the Company may, at its option, waive the Employee's obligation to remain an employee during all or any portion of the thirty (30) -day notice period, in which case Employee's employment shall cease immediately.

         (iv) Termination by Company for Cause. "Termination for Cause" shall mean a termination of employment immediately upon notice to the Employee from the Company that an event constituting "Cause" has occurred. For purposes of this Agreement, the term "Cause" shall be defined as: (a) a material act of dishonesty or fraud; (b) a knowing and material violation of any written policy of the Company or applicable to the Company's operations; (c) a knowing and material violation of an applicable law, rule, or regulation that exposes the Company to damages or liability; (d) a material breach of fiduciary duty; (e) conviction of a felony or (f) a failure to follow the reasonable directions of the CEO or the Board of Directors; provided that Employee shall be provided five
               (5) business days to cure any default under this subparagraph
               (f). In the event that Employee is terminated for Cause, Employee shall be provided with notice of such termination in accordance with Section 5.1 below.

     (b) In the event Employee's employment terminates as a result of any of the circumstances described in Section 3.1(a)(i) through (iv) above, all future compensation to which Employee would otherwise be entitled and all future benefits for which Employee is eligible shall cease and terminate as of the Termination Date, except as specifically provided in this Section 3.1 or the terms of any of the Company's health or welfare plans, and Employee shall receive payment, if any, for accrued and unused vacation days according to the Company's current policy applicable to payment for unused vacation.

     (c) Notwithstanding anything contained in Section 3.1(b), in the event that Employee's employment terminates as a result of death or permanent disability resulting from any accident or incident beyond Employee's control that occurs while Employee is traveling on Company business or is in the course and scope of employment (excluding any accident or incident occurring when Employee is traveling within Houston and to or from his normal place of business or his residence), the preceding paragraph shall not apply, and instead Employee (or his Estate, as the case may be) shall be entitled to receive payment subject to and calculated in accordance with the provisions of Sections 3.2(a) and 3.2(a)(i) through (iii) below.

     3.2 The Company reserves the right to terminate Employee's employment for any reason other than the circumstances described in Sections 3.1(a)(i) through 3.1(a)(iv) above.

     (a) If the Termination Date occurs during the Term (or any mutual extension thereof), Company shall pay Employee, within thirty (30) days after the Termination Date, and after Employee's execution of a full release of all claims against the Company (excluding only claims for benefits and payments to be payable after Termination Date under any of the Company's health or welfare plans, a "Termination Payment" (subject to required taxes and withholdings) consisting of the following:

          (i)  pro rata Base Salary through the Termination Date;

          (ii) payment, if any, for accrued and unused vacation days according to the Company's current policy applicable to payment for unused vacation; and

         (iii) the Employee's Base Salary and benefits for a one (1) -year period payable over such one (1) -year period in accordance with the Company's normal pay practices.

     (b) Termination of the employment relationship as a result of expiration of the Term of this Agreement shall not require any notice of termination, and Employee shall only be entitled to the payments stipulated in (i) and (ii) above, but not any other payments.

     3.3 Any Termination Payment paid to Employee pursuant to Section 3.2 shall be in consideration of Employee's continuing obligations under Article 4. Nothing contained in this Article 3 shall be construed to be a waiver by Employee of any benefits accrued for or due Employee under any employee benefit plan (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended), maintained by the Company except that Employee shall not be entitled to any severance benefits pursuant to any severance plan or program of the Company.

     3.4 Termination of the employment relationship does not terminate those obligations imposed by this Agreement which are continuing obligations, including Employee's obligations under Article 4.

          ARTICLE 4: OWNERSHIP AND PROTECTION OF INTELLECTUAL PROPERTY AND CONFIDENTIAL INFORMATION; NON COMPETITION AGREEMENT:

     4.1 All information, ideas, concepts, improvements, discoveries, and inventions, whether patentable or not, which are conceived, made, developed or acquired by Employee, individually or in conjunction with others, during Employee's employment by the Company (whether during business hours or otherwise and whether on the Company's premises or otherwise) which relate to the business, products or services of the Company (including, without limitation, all such information relating to corporate opportunities, confidential financial information, research and development activities, sales data, pricing and trading terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or potential customers and their requirements, the identity of key contacts within the customers' organizations or within the organizations of acquisition prospects, marketing and merchandising techniques, prospective names, and marks), and all writings or material of any type embodying any of such items, shall be the sole and exclusive property of the Company.

     4.2 Employee acknowledges that the businesses of the Company are highly competitive and that their strategies, methods, books, records, and documents, their technical information concerning their products, equipment, services, and processes, procurement procedures and pricing techniques, the names of and other information (such as credit and financial data) concerning their customers and business affiliates (including but not limited to the products and/or services marketed, advertised, and/or sold to customers and prospective customers, and the prices charged or quoted to them for such products and/or services, and the business activities, needs, and requirements for products and/or services of such customers or prospective customers) all comprise confidential business information and trade secrets which are valuable, special, and unique assets which the Company use in their business to obtain a competitive advantage over their competitors. Employee further acknowledges that protection of such confidential business information and trade secrets against unauthorized disclosure and use is of critical importance to the Company in maintaining their competitive position. Employee hereby agrees that Employee will not, at any time during or after the Employment Period, make any unauthorized disclosure of any confidential business information or trade secrets of the Company, or make any use thereof, except in the carrying out of his employment responsibilities hereunder. Confidential business information shall not include information that is now in, or hereafter becomes part of, the public domain, whether by publication, patenting or otherwise than as a result of the Employee's breach of this Agreement; information that the Employee can show, through documentary evidence, already was in its possession prior to its receipt from the Company hereunder; information which, subsequent to its receipt hereunder, is disclosed, without obligation or confidence, to the Employee hereunder by a third party not known to be under an obligation of confidence to Company hereunder; or information that the Company authorizes for public release. The above notwithstanding a disclosure shall not be unauthorized if (i) it is required by law or by a court of competent jurisdiction or (ii) it is in connection with any judicial arbitration, dispute resolution or other legal proceeding in which Employee's legal rights and obligations as an Employee or under this Agreement are at issue; provided, however, that Employee shall, to the extent practicable and lawful in any such events, give prior notice to the Company of his intent to disclose any such confidential business information in such context so as to allow the Company or the applicable an opportunity (which Employee will cooperate with and will not oppose) to obtain such protective orders or similar relief with respect thereto as may be deemed appropriate.

     4.3 All written materials, records, and other documents made by, or coming into the possession of, Employee during the Employment Period which contain or disclose confidential business information or trade secrets of the Company shall be and remain the property of the Company, as the case may be. Upon termination of Employee's employment with the Company, for any reason, Employee promptly shall deliver the same and all copies thereof to the Company.

     4.4 To enable Employee to perform the duties contemplated by this Agreement, the Company promises that it will disclose confidential information, including confidential business information and trade secrets of the nature described or referenced in Sections 4.1 - 4.3 above, during the Employment Period and before termination of the employment relationship established by this Agreement. In return for and ancillary to the promise made by the Company to make such disclosure, (and ancillary to the other covenants of the Company under this Agreement)" Employee hereby makes a reciprocal promise designed to enforce the Company's interest in protecting its confidential information and its goodwill. Accordingly, Employee promises to comply with the obligations set forth in Sections 4.1 through 4.3 above, and furthermore, Employee agrees that, during Employee's employment with the Company and for two (2) years following the end of employment with the Employee will not, directly or through any other person, firm, or corporation:

     (a) in any state of the United States of America in which the Company presently does business or does business during Employee's employees perform services as an employee, officer, director or independent contractor for any Competing Enterprise (as defined below);

     (b) be an owner, shareholder (except for the ownership by Employee of less than Five Percent (5%) of the equity securities of any publicly-traded company), agent, or partner of, or serve in an executive position with, any Competing Enterprise;

     (c) call on or otherwise communicate with any customer or prior customer of the Company or any business referral sources or vendors to the Company including any respective successors and assigns, for the purpose of soliciting business for a Competing Enterprise or for someone other than the Company; or

     (d) do anything to interfere with the normal operation of the businesses of the Company including, without limitation, make any effort personally or through others to recruit, hire, or solicit any employee or independent contractor of the Company to leave the Company, or to interfere in any way with the Company's relationships with its customers or suppliers.

For purposes of this Section, the term "Competing Enterprise" shall mean: any person or any business organization of whatever form, excluding the Company, engaged directly or indirectly in any business or enterprise whose business activities specifically relate to or involve the lines of business described in the Company's most recent Form l0K filed with the Securities & Exchange Commission.

                           ARTICLE 5: MISCELLANEOUS:

     5.1 For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when received by or tendered to Employee or the Company, as applicable, by pre paid courier or by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Company, to

               Eagle Broadband, Inc.
               101 Courageous Drive
               League City, Texas 77573

         If to Employee, to his last known personal residence.

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

Notwithstanding the foregoing, any Notice of Termination pursuant to Article 3 may be delivered to the Employee in accordance with the above sentences in this
Section 5.1, or by e-mail to the Employee's Company e-mail address, and in the event of such delivery by e-mail, the Delivery Date shall be conclusively determined to be the date when such e-mail was received on the Company's server regardless of the date when such e-mail was opened by the Employee.

     5.2 This Agreement shall be governed by and construed and enforced, in all respects in accordance with the law of the State of Texas, without regard to principles of conflicts of law, unless preempted by federal law, in which case federal law shall govern; provided, however, that the dispute resolution process in Section 5.5 shall govern in all respects with regard to the resolution of disputes hereunder.

     5.3 No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     5.4 It is a desire and intent of the parties that the terms, provisions, covenants, and remedies contained in this Agreement shall be enforceable to the fullest extent permitted by law. If any such term, provision, covenant, or remedy of this Agreement or the application thereof to any person, association, or entity or circumstances shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision, covenant, or remedy shall be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by law. In any case, the remaining provisions of this Agreement or the application thereof to any person, association, or entity or circumstances other than those to which they have been held invalid or unenforceable, shall remain in full force and effect.

     5.5 It is the mutual intention of the parties to have any dispute concerning this Agreement resolved out of court. Accordingly, the parties agree that any claim or controversy of whatever nature arising from or relating in any way to this Agreement or the employment of the Employee by the Company, and any continuing obligations under this Agreement, including disputes arising under the common law or federal or state statutes, laws or regulations and disputes with respect to the arbitrability of any claim or controversy, shall be resolved exclusively by final and binding arbitration before a single experienced employment arbitrator selected by the parties and conducted in accordance with the agreement of the parties or as determined by the arbitrator. If the parties are unable to agree to an arbitrator, an arbitrator will be selected in accordance with the Employment Dispute Resolution ("EDR") Rules of the American Arbitration Association ("AAA"). The arbitration will be conducted in League City, Texas, pursuant to the EDR Rules of the AAA, and the arbitrator shall have full authority to award or grant all remedies provided by law. The judgment upon the award may be enforced by any court having jurisdiction thereof. Each party shall pay the fees of their respective attorneys, the expenses of their witnesses, and any other expenses incurred by such party in connection with the arbitration; provided, however, that the Company shall pay for the fees of the arbitrator or the administrative and filing fees charged by the AAA. However, either party, on its own behalf, shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any breach or the continuation of any breach of the provisions of herein.

     5.6 This Agreement shall be binding upon and inure to the benefit of the Company, and any other person, association, or entity which may hereafter acquire or succeed to all or substantially all of the business or assets of the Company by any means whether direct or indirect, by purchase, merger, consolidation, or otherwise. Employee's rights and obligations under this Agreement are personal and such rights, benefits, and obligations of Employee shall not be voluntarily or involuntarily assigned, alienated, or transferred, whether by operation of law or otherwise, without the prior written consent of the Company.

     5.7 This Agreement replaces and extinguishes any previous agreements and discussions pertaining to the subject matter covered herein. This Agreement constitutes the entire agreement of the parties with regard to the terms of Employee's employment, termination of employment and severance benefits, and contains all of the covenants, promises, representations, warranties, and agreements between the parties with respect to such matters. Each party to this Agreement acknowledges that no representation, inducement, promise, or agreement, oral or written, has been made by either party with respect to the foregoing matters which is not embodied herein, and that no agreement, statement, or promise relating to the employment of Employee by the Company that is not contained in this Agreement shall be valid or binding, except as set forth in any applicable Employee benefit plan. It is understood that, by signing below, Employee acknowledges that this Agreement supercedes any agreements or understandings regarding the subject matter covered herein made prior to the Employee signing this document. Any modification of this Agreement will be effective only if it is in writing and signed by each party whose rights hereunder are affected thereby, provided that any such modification must be authorized or approved by the Board of Directors or its delegate, as appropriate.

     IN WITNESS WHEREOF, the Company and Employee have duly executed this Agreement in multiple originals to be effective on the Effective Date.

                                                     Eagle Broadband, Inc.


                                                     By:
                                                        ------------------------
                                                     Printed Name:
                                                                  --------------
                                                     Title:
                                                           ---------------------
                                                     Date:
                                                          ----------------------


                                                     Employee


                                                     ---------------------------
                                                     David Micek
                                                     Date:
                                                          ----------------------